Exhibit 4.9


                             Dated 4 February 2004
                             ---------------------


                          GRANITE MORTGAGES 03-1 plc
                               as Current Issuer


                               NORTHERN ROCK PLC
                        as Current Issuer Cash Manager


                                    - and -






                             THE BANK OF NEW YORK
                                as Note Trustee









                _____________________________________________

                       ISSUER CASH MANAGEMENT AGREEMENT
                        AMENDMENT AND RESTATEMENT DEED
                _____________________________________________







                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

THIS ISSUER CASH MANAGEMENT AMENDMENT DEED is made on 4 February 2004

BETWEEN:

(1) GRANITE MORTGAGES 03-1 PLC (registered number 4598035), a public limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Current Issuer;

(2) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as cash manager for the Current Issuer (the "Current Issuer Cash Manager", which expression shall include such other person as may from time to time be appointed as cash manager for the Current Issuer pursuant to this Agreement); and

(3) THE BANK OF NEW YORK a New York banking corporation whose London branch address is at One Canada Square, 48th Floor, London E14 5AL in its capacity as Note Trustee.

WHEREAS:

(A) The Current Issuer Cash Manager has agreed to provide cash management services to the Current Issuer on the terms and subject to the conditions contained in the Issuer Cash Management Agreement dated 27 January 2003 (the "Issuer Cash Management Agreement").

(B) The parties to this Deed now wish to amend and restate the Issuer Cash Management Agreement pursuant to the provisions set out in this Deed.

(C) With effect from 4 February 2004, the provisions of the Issuer Cash Management Agreement and this Deed shall be read and construed as one document.


NOW IT IS HEREBY AGREED as follows:

1.   Interpretation

1.1  The provisions of:

     (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Seventh Amendment Deed made on 26 January 2004 between, among others, the parties thereto; and

     (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 27 January 2003,

     (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed (and recitals hereto). The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Master Definitions Schedule.

1.2 The Issuer Cash Management Agreement as amended and restated pursuant hereto shall be referred to herein as the "Amended and Restated Issuer Cash Management Agreement".

1.3 As used in the Issuer Cash Management Agreement, the terms "Issuer Cash Management Agreement", "this Issuer Cash Management Agreement", "Agreement", "this Agreement", "herein", "hereinafter", "hereof", "hereto" and other words of similar import shall mean or refer to the Amended and Restated Issuer Cash Management Agreement, unless the context otherwise specifically requires.

2.   Amendments to the EXISTING Issuer Cash Management Agreement

     Each of the parties to this deed agree that with effect from (and including) 4 February 2004 the Issuer Cash Management Agreement shall be and hereby is amended and restated in the form of Appendix I hereto.

3.   Contracts (Rights of Third Parties) Act 1999

     No person shall have any right to enforce any provision of this Deed or any provision of the Amended and Restated Issuer Cash Management Agreement under the Contract (Rights of Third Parties) Act 1999.

4.   Counterparts

     This Deed may be executed in any number of counterparts, and has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

5.   Governing Law

5.1 This Deed is governed by, and shall be construed in accordance with, English law.

5.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

                                EXECUTION PAGE

IN WITNESS WHEREOF this Deed has been executed as a deed by the parties hereto and entered into the day and year first above written.

Executed by
GRANITE MORTGAGES 03-1 PLC
as its deed as follows:                    By__________________________________
Signed for and on its behalf                 for and on behalf of LDC
by one of its directors and                  Securitisation Director
by another of its directors/                 No.1 Limited
its secretary
                                         Name__________________________________



                                           By__________________________________



                                         Name__________________________________



                                             __________________________________


Executed by
THE BANK OF NEW YORK
as its deed as follows:                    By__________________________________
Signed for and on its behalf                          Duly Authorised
by one of its duly authorised                       Attorney/Signatory
attorneys/signatories
                                         Name__________________________________



                                             __________________________________


Executed by
NORTHERN ROCK PLC                          By__________________________________
as its deed as follows:                      Duly Authorised Attorney
Signed for and on its behalf
by its duly authorised attorney
                                         Name__________________________________


Signature ________________________________
          Witness
Full name ________________________________
Occupation________________________________
Address   ________________________________
          ________________________________
          ________________________________
          ________________________________

                                  Appendix I

             Amended and Restated Issuer Cash Management Agreement

                             Dated 4 February 2004
                             ---------------------



                               NORTHERN ROCK PLC
                        as Current Issuer Cash Manager



                          GRANITE MORTGAGES 03-1 PLC
                               as Current Issuer



                                    - and -



                             THE BANK OF NEW YORK
                                as Note Trustee












             ----------------------------------------------------

                       AMENDED AND RESTATED ISSUER CASH
                             MANAGEMENT AGREEMENT

             ----------------------------------------------------





                          SIDLEY AUSTIN BROWN & WOOD
                             1 THREADNEEDLE STREET
                                LONDON EC2R 8AW
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

                                             Table of Contents
                                             -----------------

                                                                                                      Page
                                                                                                      ----

1.   Definitions and Interpretation......................................................................1

2.   Appointment of Current Issuer Cash Manager..........................................................2

3.   The Current Issuer Cash Management Services.........................................................2

4.   Payments, Accounts, Ledgers.........................................................................3

5.   Payments Under Current Issuer Swap Agreements; Termination & Swap
     Collateral..........................................................................................6

6.   No Liability.......................................................................................10

7.   Costs and Expenses.................................................................................10

8.   Information........................................................................................10

9.   Remuneration.......................................................................................12

10.  Covenants, Representations and Warranties of Current Issuer Cash Manager...........................13

11.  Current Issuer Cash Management Services Non-Exclusive..............................................14

12.  Termination........................................................................................14

13.  Further Assurances.................................................................................17

14.  Miscellaneous......................................................................................17

15.  Confidentiality....................................................................................18

16.  No Partnership.....................................................................................19

17.  Assignment.........................................................................................19

18.  The Note Trustee...................................................................................19

19.  Non Petition Covenant; Limited Recourse............................................................20

20.  Amendments and Waiver..............................................................................21

21.  Notices............................................................................................21

22.  Third Party Rights.................................................................................22

23.  Execution in Counterparts; Severability............................................................22

24.  Governing Law and Jurisdiction; Appropriate Forum..................................................22

SCHEDULE 1  The Current Issuer Cash Management Services.................................................24



                                                     i

                               Table of Contents
                               -----------------
                                  (continued)

                                                                                                      Page
                                                                                                      ----

SCHEDULE 2  Cash Management and Maintenance of Ledgers..................................................27
SCHEDULE 3  Form of Issuer Quarterly Report.............................................................45
SCHEDULE 4  Controlled Amortisation Amount/Target Balance...............................................49
SCHEDULE 5  Current Issuer Cash Manager Representations and Warranties..................................52


THIS AMENDED AND RESTATED ISSUER CASH MANAGEMENT AGREEMENT DATED 4 FEBRUARY 2004 AMENDS AND RESTATES THE ISSUER CASH MANAGEMENT AGREEMENT DATED 27 JANUARY 2003

BETWEEN:

(1) NORTHERN ROCK PLC (registered number 3273685), a public limited company incorporated under the laws of England and Wales whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL in its capacity as the Current Issuer Cash Manager;

(2) GRANITE MORTGAGES 03-1 PLC (registered number 4598035), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as the Current Issuer; and

(3) THE BANK OF NEW YORK, whose principal office is at One Canada Square, 48th Floor, London E14 5AL, in its capacity as Note Trustee.

WHEREAS:

(A) On the Closing Date the Current Issuer will issue the Current Issuer Notes constituted by the Current Issuer Trust Deed. From the proceeds of the issue of those Current Issuer Notes, the Current Issuer shall make an Intercompany Loan to Granite Finance Funding Limited pursuant to the terms of the Current Issuer Intercompany Loan Agreement.

(B) The Current Issuer Cash Manager is willing to provide cash management services to the Current Issuer and the Note Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.     Definitions and Interpretation

       The provisions of:

       (a) the Master Definitions Schedule as amended and restated by (and appearing in Appendix 1 to) the Master Definitions Schedule Seventh Amendment and Restatement Deed made on 26 January 2004 between, among others, the parties hereto (the "Master Definitions Schedule"), and

       (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy on 27 January 2003 (the "Issuer Master Definitions Schedule"),

       (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement. The Issuer Master Definitions Schedule shall prevail to the extent that it conflicts with the Master Definitions Schedule.

2.     Appointment of Current Issuer Cash Manager

2.1 Appointment: Until termination pursuant to Clause 12 (Termination), the Current Issuer and the Note Trustee (according to their respective estates and interests) each hereby appoints the Current Issuer Cash Manager as its lawful agent on each of their behalves to provide the Current Issuer Cash Management Services set out in this Agreement, including in relation to the Current Issuer Notes to be issued by the Current Issuer. The Current Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2 Duties prescribed by Transaction Documents: For the avoidance of doubt and in connection with the powers conferred under Clause 2.1 (Appointment), save as expressly provided elsewhere in this Agreement, nothing herein shall be construed so as to give the Current Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Transaction Documents.

2.3 Appointment conditional upon issuance of Current Issuer Notes: The appointment pursuant to Clause 2.1 (Appointment) is conditional upon the issue of the Current Issuer Notes and the making of the Current Issuer Intercompany Loan under the Current Issuer Intercompany Loan Agreement and shall take effect upon and from the Closing Date automatically without any further action on the part of any person, PROVIDED THAT if the issue of the Current Issuer Notes has not occurred by 28 February 2003, or such later date as the Current Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.     The Current Issuer Cash Management Services

3.1 General: The Current Issuer Cash Manager shall provide the services set out in this Agreement (including, without limitation, Schedules 1 and 2 attached hereto) (the "Current Issuer Cash Management Services").

3.2 Approvals and authorisations: The Current Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Current Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Current Issuer, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Current Issuer and shall, so far as it reasonably can do so, perform the Current Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3 Compliance with Transaction Documents, etc.: The Current Issuer Cash Management Services shall include procuring (so far as the Current Issuer Cash Manager, using its reasonable endeavours, is able so to do) compliance by the Current Issuer with all applicable legal requirements and with the terms of the Current Issuer Transaction Documents, PROVIDED THAT the Current Issuer Cash Manager shall not lend or provide any sum to the Current Issuer and the Current Issuer Cash Manager shall have no liability whatsoever to the Current Issuer, the Note Trustee or any other person for any failure by the Current Issuer to make any payment due by any of them under any of the Current Issuer Transaction Documents (other than to the extent arising from the Current Issuer Cash Manager failing to perform any of its obligations under any of the Transaction Documents).

3.4    Liability of Current Issuer Cash Manager:

       (a) The Current Issuer Cash Manager shall indemnify each of the Current Issuer and the Note Trustee on demand for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, bad faith or wilful default of the Current Issuer Cash Manager in carrying out its functions as Current Issuer Cash Manager under, or as a result of a breach by the Current Issuer Cash Manager of, the terms and provisions of this Agreement or such other Transaction Documents to which the Current Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

       (b) For the avoidance of doubt, the Current Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Current Issuer or the Note Trustee and/or any other person as a result of the proper performance of the Current Issuer Cash Management Services (as defined in Clause 3.1 (General)) by the Current Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, bad faith or wilful default of the Current Issuer Cash Manager under, or as a result of a breach by the Current Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Transaction Documents to which the Current Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.     Payments, Accounts, Ledgers

4.1 Current Issuer Bank Accounts: The Current Issuer Cash Manager hereby confirms that each of the Current Issuer Transaction Accounts have been established on or before the date hereof and that the mandates in the agreed form will apply thereto at the Closing Date. The Current Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Current Issuer Cash Manager) that at the Closing Date the Current Issuer Transaction Accounts will be operative and that the Current Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Current Issuer Transaction Accounts other than as created under or permitted pursuant to the Current Issuer Deed of Charge.

4.2    Current Issuer Ledgers:

       (a) The Current Issuer Cash Manager shall open and maintain in the books of the Current Issuer the following ledgers:

            (i) the Current Issuer Revenue Ledger, which shall record all Current Issuer Revenue Receipts standing to the credit of the Current Issuer Transaction Accounts from time to time;

            (ii) the Current Issuer Principal Ledger, which shall record all Current Issuer Principal Receipts standing to the credit of the Current Issuer Transaction Accounts from time to time;

            (iii) the Current Issuer Principal Deficiency Ledger, which shall comprise three sub-ledgers to be known as the Class A Principal Deficiency Sub Ledger, the Class B Principal Deficiency Sub Ledger and the Class C Principal Deficiency Sub Ledger, and which shall record (A) any principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan, (B) the application of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts and (C) the application of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund; and

            (iv) the Swap Collateral Ledger, (which shall comprise of such sub-ledgers as the Current Issuer Cash Manager considers appropriate) to record all payments, transfers and receipts in connection with Swap Collateral, including, without limitation:

                   (A) the receipt of any Swap Collateral by the Current Issuer from the Swap Providers;

                   (B) the receipt of any income or distributions in respect of such Swap Collateral;

                   (C) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Current Issuer Swap Provider; and

                   (D)  the realisation of such Swap Collateral,


                   provided that the Swap Collateral Ledger (and sub-ledgers) shall only be established in the event that any Current Issuer Swap Provider pays or transfers Swap Collateral to the Issuer in accordance with the relevant Current Issuer Swap Agreement.

       (b) The Current Issuer Cash Manager shall make credits and debits to the Current Issuer Ledgers in accordance with the provisions of paragraphs 5, 6, 7, 8, 9 and 10 of Schedule 2 hereto.

4.3    Payments:

       (a) The Current Issuer Cash Manager shall procure that the following amounts payable to the Current Issuer are paid into the Current Issuer Transaction Accounts:

            (i)    all Current Issuer Revenue Receipts;

            (ii)   all Current Issuer Principal Receipts;

            (iii) all amounts (excluding Swap Collateral Excluded Amounts) received by the Current Issuer pursuant to the Current Issuer Basis Rate Swap Agreement and the Current Issuer Currency Swap Agreements; and

            (iv) any other amounts whatsoever received by or on behalf of the Current Issuer on or after the Closing Date, and the Current Issuer Cash Manager shall procure that all investment proceeds from Authorised Investments purchased from amounts standing to the credit of any of the Current Issuer Transaction Accounts are credited to each such account. All amounts received by the Current Issuer denominated (i) in Sterling shall be paid into the Current Issuer Sterling Account, (ii) in U.S. Dollars shall be paid into the Current Issuer Dollar Account and (iii) in Euro shall be paid into the Current Issuer Euro Account.

       (b) The Current Issuer Cash Manager shall procure that all transfers and withdrawals of amounts standing to the credit of the Current Issuer Transaction Accounts and Swap Collateral Accounts shall be made in accordance with the provisions of the Current Issuer Bank Account Agreement and the Current Issuer Deed of Charge.

       (c) Each of the payments into the Current Issuer Transaction Accounts referred to in Clause 4.3(a) shall be made forthwith upon receipt by the Current Issuer or the Current Issuer Cash Manager of the amount in question.

       (d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Current Issuer Cash Manager may, and shall, withdraw Cash from the Current Issuer Transaction Accounts and Swap Collateral Cash Accounts, if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

       (e) The Current Issuer Cash Manager shall promptly notify each of the Current Issuer and the Note Trustee of any additional account or sub-account which supplements or replaces any account or sub-account specifically referred to in the definition of the "Current Issuer Transaction Accounts" in the Current Issuer Master Definitions Schedule.

       (f) Each of the Current Issuer Cash Manager and the Current Issuer undertakes that, so far as it is able to procure the same, the Current Issuer Transaction Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Current Issuer Bank Account Agreement, be changed without the prior written consent of the Note Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Current Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates relating to the Current Issuer, without the prior written consent of the Note Trustee, in accordance with the terms of the Current Issuer Bank Account Agreement.

4.4    Withdrawals:

       (a) The Current Issuer Cash Manager may make withdrawals on behalf of the Current Issuer from the Current Issuer Transaction Accounts (but only until receipt of a copy of a Current Issuer Note Enforcement Notice served by the Note Trustee on the Current Issuer) and Swap Collateral Accounts as permitted by this Agreement, the Current Issuer Trust Deed, the Current Issuer Bank Account Agreement and the Current Issuer Deed of Charge, but shall not in carrying out its functions as Current Issuer Cash Manager under this

            Agreement otherwise make withdrawals from the Current Issuer Transaction Accounts and Swap Collateral Accounts.

       (b) Upon receipt of such a Current Issuer Note Enforcement Notice, no amount shall be withdrawn from any Current Issuer Transaction Account by the Current Issuer Cash Manager without the prior written consent of the Note Trustee.

4.5 Cash Management: In administering the Current Issuer Transaction Accounts on behalf of the Current Issuer and the Note Trustee, the Current Issuer Cash Manager shall comply with the provisions of
       Schedule 2 prior to receipt by the Current Issuer Cash Manager of a copy of any Current Issuer Note Enforcement Notice served on the Current Issuer. Following service of a Current Issuer Note Enforcement Notice, the Note Trustee or any Receiver appointed by the Note Trustee will administer the Current Issuer Transaction Accounts in accordance with the terms of the Current Issuer Deed of Charge.

5.     Payments Under Current Issuer Swap Agreements; Termination & Swap
       Collateral

5.1 Current Issuer Available Revenue Receipts: Subject to the order of priorities of payment set out in Schedule 2 or, as the case may be, the Current Issuer Deed of Charge, on each Payment Date prior to the enforcement of the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Revenue Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to the Current Issuer Basis Rate Swap Provider. Amounts received by the Current Issuer Cash Manager from the Current Issuer Basis Rate Swap Provider will be applied to pay (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments, (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments, and
       (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments.

5.2 Current Issuer Available Principal Receipts: Subject to the order of priorities of payment set out in Schedule 2 or, as the case may be, the Current Issuer Deed of Charge, on each Payment Date prior to enforcement of the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes in accordance with the Current

       Issuer Pre-Enforcement Principal Priority of Payments, (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments.

5.3 Following a Non-Asset Trigger Event: On each Payment Date following the occurrence of a Non-Asset Trigger Event under the Mortgages Trust Deed but prior to enforcement of the Funding Security under the Funding Deed of Charge or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes, and (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes, each in accordance with the priority of payments set forth in Clause 4.2 (Distribution of Current Issuer Available Principal Receipts Following the Occurrence of a Non-Asset Trigger Event) of
       Schedule 2.

5.4 Following an Asset Trigger Event: On each Payment Date following the occurrence of an Asset Trigger Event under the Mortgages Trust Deed but prior to enforcement of the Funding Security under the Funding Deed of Charge or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will pay Current Issuer Available Principal Receipts received in respect of the Current Issuer Intercompany Loan (after making payments ranking higher in the order or priority of payments) to (1) in respect of the Dollar Notes, the Current Issuer Dollar Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Dollar Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Dollar Notes, and (2) in respect of the Sterling Notes, amounts due to the holders of the relevant classes of Sterling Notes, and (3) in respect of the Euro Notes, the Current Issuer Euro Currency Swap Provider, and amounts received by the Current Issuer Cash Manager from the Current Issuer Euro Currency Swap Provider will be applied to pay amounts due to the holders of the relevant classes of Euro Notes, each in accordance with the priority of payments set forth in Clause 4.3 (Distribution of Current Issuer Available Principal Receipts Following the Occurrence of an Asset Trigger Event) of
       Schedule 2.

5.5 Termination: If on or prior to the date of the earlier of (i) repayment in full of the Current Issuer Notes or (ii) the service of a Current Issuer Note Enforcement Notice, the Current Issuer Basis Rate Swap or any of the Current Issuer Currency Swaps is terminated, the Current Issuer Cash Manager (on behalf of the Current Issuer and the

       Note Trustee) shall purchase a replacement hedge, as applicable, in respect of the relevant Series of Current Issuer Notes in each case on terms acceptable to the Rating Agencies, the Current Issuer and the Note Trustee and with a swap provider that the Rating Agencies have previously confirmed in writing to the Current Issuer and the Note Trustee will not cause the then-current ratings of the Current Issuer Notes to be downgraded, withdrawn or qualified. The Current Issuer may apply any early termination payment received from, as appropriate, the relevant Swap Provider for such purpose.

5.6    Swap Collateral:

       (a) In the event that pursuant to the terms of a Current Issuer Swap Agreement a Current Issuer Swap Provider pays or transfers Swap Collateral to the Current Issuer, the Current Issuer Cash Manager shall:

            (i) create the Swap Collateral Ledger in the books of the Current Issuer if not already created so as to record the amount and type of such Swap Collateral and identify the relevant Current Issuer Swap Agreement in respect of which it has been posted;

            (ii) upon receipt of such Swap Collateral, credit it to and record the relevant details in the Swap Collateral Ledger;

            (iii) to the extent that such Swap Collateral is in the form of Cash, pay it into the relevant Swap Collateral Cash Account; and

            (iv) to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Swap Collateral Securities Account.

       (b) Any such Swap Collateral shall not form part of the Current Issuer Available Revenue Receipts and the Current Issuer Available Principal Receipts. If the terms of the relevant Current Issuer Swap Agreement permit such Swap Collateral to be applied in or towards satisfaction of the Current Issuer's Swap Provider's obligations under the relevant Current Issuer Swap Agreement, and in the event that such Swap Collateral is to be so applied, the Current Issuer Cash Manager shall:

            (i) where the relevant Swap Collateral is in the form of Cash, transfer the relevant amount of Cash from the relevant Swap Collateral Cash Account to the relevant Current Issuer Transaction Account; and/or

            (ii) where the relevant Swap Collateral is in the form of securities, realise the Swap Collateral and pay the amount of the net proceeds into the relevant Current Issuer Transaction Account, and, in each case, make the appropriate debits and credits to the Swap Collateral Ledger, apply such amount as if it had been paid to the Current Issuer by the Current Issuer Swap Provider under the relevant Current Issuer Swap Agreement and make appropriate ledger entries.

       (c) To the extent that pursuant to the terms of the relevant Current Issuer Swap Agreement Swap Collateral is to be transferred or paid to the Current Issuer Swap Provider, the Current Issuer Cash Manager shall:

            (i) where the relevant Swap Collateral is in the form of Cash, pay the relevant amount of Cash out of the relevant Swap Collateral Cash Account to the Current Issuer Swap Provider; and/or

            (ii) where the relevant Swap Collateral is in the form of securities, transfer and deliver the Swap Collateral to the Current Issuer Swap Provider,

            and, in each case, debit the Swap Collateral Ledger as appropriate.

       (d)  Where:

            (i) Swap Collateral is to be applied in satisfaction of the Current issuer Swap Provider's obligations under the relevant Current Issuer Swap Agreement; and

            (ii) such Swap Collateral or the proceeds of such Swap Collateral are in a different currency to the currency (the "Required Currency") in which such obligations of the Current Issuer Swap Provider are payable, then, the Current Issuer Cash Manager shall arrange for such Swap Collateral to be converted (by such person as the Current Issuer Cash Manager may reasonably select) at the prevailing spot rate of exchange into the Required Currency.

       (e) The terms of this Clause 5.6 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 5.

5.7 Interest Payment Dates: Prior to the enforcement of the Current Issuer Security under the Current Issuer Deed of Charge, any amount received by the Current Issuer Cash Manager from any Current Issuer Currency Swap Provider on an Interest Payment Date (which is not a Payment Date) will be applied on such Interest Payment Date to pay the persons to whom it would have been applied had it been received by the Current Issuer Cash Manager on a Payment Date.

5.8 Spot Rate Conversions: In the event that any payment is to be made from the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts by the Current Issuer under the Current Issuer Priority of Payments and the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts, as applicable, do not comprise a sufficient amount in the relevant currency in which such payment is to be made, the Current Issuer Cash Manager shall arrange for any remaining amounts comprised in the Current Issuer Available Revenue Receipts or the Current Issuer Available Principal Receipts, as applicable, to be converted (by such person as the Current Issuer Cash Manager may reasonably select) into such currency at the then prevailing spot rate of exchange as may be required in order to be applied in or towards such payment

6.     No Liability

       Save as otherwise provided in this Agreement, the Current Issuer Cash Manager shall have no liability for the obligations of either the Note Trustee or the Current Issuer under any of the Transaction Documents or otherwise and nothing herein shall constitute a guarantee, or similar obligation, by the Current Issuer Cash Manager of either the Note Trustee or the Current Issuer in respect of any of them.

7.     Costs and Expenses

7.1 Subject to and in accordance with the Current Issuer Pre-Enforcement Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments, the Current Issuer will on each Payment Date reimburse the Current Issuer Cash Manager for all out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Current Issuer Cash Manager in the performance of the Current Issuer Cash Management Services, including any such costs, expenses or charges not reimbursed to the Current Issuer Cash Manager on any previous Payment Date and the Current Issuer Cash Manager shall supply the Current Issuer with an appropriate VAT invoice issued by the Current Issuer Cash Manager or, if the Current Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.2 Unless and until otherwise agreed by the Current Issuer and the Note Trustee in writing (notified to the Current Issuer Cash Manager), the Current Issuer shall be solely responsible for reimbursing the Current Issuer Cash Manager for the out-of-pocket costs, expenses and charges (together with any amounts in respect of Irrecoverable VAT due thereon) referred to in Clause 7.1 (Costs and Expenses).

8.     Information

8.1    Use of information technology systems:

       (a) The Current Issuer Cash Manager represents and warrants that at the date hereof (and in respect of the software which is to be used by the Current Issuer Cash Manager in providing the Current Issuer Cash Management Services) it has in place all necessary licences and/or consents from the respective licensor or licensors (if any) of such software.

       (b) The Current Issuer Cash Manager undertakes that it shall for the duration of this Agreement, use reasonable endeavours to:

            (i) ensure that the licences and/or consents referred to in paragraph (a) are maintained in full force and effect; and

            (ii) except insofar as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement (and/or to such person as the Current Issuer and the Note Trustee elects as a substitute cash manager in accordance with the terms of this Agreement) a licence to use any proprietary software together with any updates which may be made thereto from time to time.

       (c) The Current Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Current Issuer Cash Manager in providing the Current Issuer Cash Management Services.

       (d) The Current Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement (and/or to such person as the Current Issuer and the Note Trustee elects as a substitute cash manager in accordance with the terms of this Agreement) the benefit of any warranties in relation to such software insofar as the same are capable of assignment.

8.2 Bank Account Statements: The Current Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each Current Issuer Transaction Account and Swap Collateral Cash Account and that it furnishes a copy of such statements to the Current Issuer, with a copy to the Note Trustee upon its request.

8.3 Access to Books and Records: Subject to all applicable laws, the Current Issuer Cash Manager shall permit the Current Issuer, the Auditors of the Current Issuer, the Note Trustee and/or any other person nominated by the Note Trustee (to whom the Current Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Current Issuer Cash Management Services provided by the Current Issuer Cash Manager and related matters in accordance with this Agreement.

8.4 Statutory Obligations: The Current Issuer Cash Manager will use its reasonable endeavours, on behalf of the Current Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Current Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Current Issuer, the Current Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able so to do that the Auditors shall make a report thereon as required by law, and copies of all such documents shall be delivered to the Note Trustee, the Current Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Current Issuer.

8.5    Information Covenants:

       (a) The Current Issuer Cash Manager shall provide the Current Issuer, the Note Trustee, the Seller and the Rating Agencies quarterly with a report in, or substantially in, the form set out in
            Schedule 3 in respect of the Current Issuer. Such quarterly report shall be delivered to the Current Issuer, the Note Trustee (upon its request), the Seller and the Rating Agencies by the last Business Day of the month in which each Payment Date occurs.

       (b) The Current Issuer Cash Manager shall provide, or procure the provision of, to the Current Issuer, the Note Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 8.4 (Statutory Obligations) as soon as reasonably practicable after the preparation thereof.

       (c) The Current Issuer Cash Manager shall notify the Rating Agencies and the Note Trustee in writing of the details of (i) any material amendment to the Transaction Documents to which the Current Issuer is a party and of which it is or becomes aware, (ii) the occurrence of a Current Issuer Note Event of Default, or a Current Issuer Intercompany Loan Event of Default or a Current Issuer Cash Manager Termination Event (as defined in Clause 12.1 (Current Issuer Cash Manager Termination Events)) and (iii) any other information relating to the Current Issuer Cash Manager as the Rating Agencies and the Note Trustee may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT the Note Trustee shall not make such a request more than once every three months unless, in the belief of the Note Trustee, a Current Issuer Intercompany Loan Event of Default, a Current Issuer Note Event of Default or a Current Issuer Cash Manager Termination Event shall have occurred and is continuing or may reasonably be expected to occur, and PROVIDED FURTHER THAT any such request by the Note Trustee does not adversely interfere with the Current Issuer Cash Manager's day-to-day provision of the Current Issuer Cash Management Services under the other terms of this Agreement.

       (d)  After becoming aware of any event described in paragraph (c)(i) or
            (ii) above, the Current Issuer Cash Manager shall give details to the Current Issuer and the Note Trustee of any pending legal action and any judgments given in respect of the Current Issuer Cash Manager if it could have a potential material adverse effect on the ability of the Current Issuer Cash Manager to perform its obligations hereunder.

       (e) The Current Issuer Cash Manager shall, at the request of the Note Trustee, furnish the Note Trustee and the Rating Agencies with such other information relating to its business and financial condition as the Note Trustee may request in connection with this Agreement, PROVIDED THAT the Note Trustee shall not make such a request more than once every three months unless, in the belief of the Note Trustee, a Current Issuer Intercompany Loan Event of Default, a Current Issuer Note Event of Default or a Current Issuer Cash Manager Termination Event (as defined in Clause 12.1 (Current Issuer Cash Manager Termination Events)) shall have occurred and is continuing or may reasonably be expected to occur, and PROVIDED FURTHER THAT any such request of the Note Trustee does not adversely interfere with the Current Issuer Cash Manager's day-to-day provision of the Current Issuer Cash Management Services under the other terms of this Agreement.

9.     Remuneration

9.1    Fee payable:

       (a) Subject to paragraph (b) below, the Current Issuer shall pay to the Current Issuer Cash Manager for the provision of the Current Issuer Cash

            Management Services hereunder a cash management fee which shall be agreed in writing between the Current Issuer, the Note Trustee and the Current Issuer Cash Manager from time to time.

       (b) Unless and until otherwise agreed by the Current Issuer and the Note Trustee in writing (notified to the Current Issuer Cash Manager), the Current Issuer shall be solely responsible for paying the cash management fee to the Current Issuer Cash Manager which is referred to in paragraph (a) above.

9.2 Payment of fee: The cash management fee referred to in Clause 9.1 (Fee Payable) shall only be payable to the Current Issuer Cash Manager on each Payment Date in the manner contemplated by, in accordance with and subject to the provisions of the Current Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments.

10.    Covenants, Representations and Warranties of Current Issuer Cash
       Manager

10.1 Covenants: The Current Issuer Cash Manager hereby covenants with and undertakes to each of the Current Issuer and the Note Trustee that without prejudice to any of its specific obligations hereunder:

       (a) it will exercise all due skill, care and diligence to the performance of its obligations and the exercise of its discretions hereunder;

       (b) it will comply with any proper directions, orders and instructions which the Current Issuer or the Note Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Note Trustee shall prevail;

       (c) it will obtain and keep in force all licences, approvals, authorisations and consents which are necessary in connection with the performance of the Current Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Current Issuer Cash Management Services;

       (d) it will not knowingly fail to comply with any legal requirements in the performance of the Current Issuer Cash Management Services;

       (e) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value in the specified currency on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

       (f) it will not without the prior written consent of the Note Trustee amend or terminate any of the Current Issuer Transaction Documents save in accordance with their terms.

10.2 Duration of covenants: The covenants of the Current Issuer Cash Manager in Clause 10.1 (Covenants) shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Current Issuer and/or the Note Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.3 Representations and Warranties: The Current Issuer Cash Manager hereby makes the representations and warranties to each of the Current Issuer and the Note Trustee that are specified on Schedule 5 hereto.

11.    Current Issuer Cash Management Services Non-Exclusive

       Nothing in this Agreement shall prevent the Current Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Current Issuer or the Note Trustee.

12.    Termination

12.1 Current Issuer Cash Manager Termination Events: If any of the following events ("Current Issuer Cash Manager Termination Events") shall occur:

       (a) default is made by the Current Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of five (5) London Business Days after the earlier of the Current Issuer Cash Manager becoming aware of such default and receipt by the Current Issuer Cash Manager of written notice from the Current Issuer or the Note Trustee, as the case may be, requiring the same to be remedied; or

       (b) default is made by the Current Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the opinion of the Note Trustee is materially prejudicial to the interests of the holders of the Current Issuer Notes and such default continues unremedied for a period of twenty (20) days after the earlier of the Current Issuer Cash Manager becoming aware of such default and receipt by the Current Issuer Cash Manager of written notice from the Note Trustee requiring the same to be remedied; or

       (c)  the Current Issuer Cash Manager suffers an Insolvency Event,

       then the Current Issuer and/or Note Trustee may at once or at any time thereafter while such default continues by notice in writing to the Current Issuer Cash Manager with a copy to the Current Issuer Account Bank terminate its appointment as Current Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

       Upon termination of the appointment of the Current Issuer Cash Manager, the Note Trustee agrees to use its reasonable endeavours to appoint a substitute Current Issuer Cash Manager. Any substitute Current Issuer Cash Manager must agree to enter into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Current Issuer and the Note Trustee.

       Any termination of the appointment of the Current Issuer Cash Manager and the appointment of a substitute Current Issuer Cash Manager under this Clause 12.1 is conditional upon the Rating Agencies having previously confirmed in writing to the Current Issuer and the Note Trustee that the then-current ratings of the Current Issuer Notes will not be downgraded, withdrawn or qualified.

       The Note Trustee shall have no liability to any person in the event that, having used reasonable endeavours, it is unable to appoint a substitute Current Issuer Cash Manager. In any event, the Note Trustee shall only be required to use its reasonable endeavours to appoint such substitute Current Issuer Cash Manager. Notwithstanding any other provision of the Transaction Documents, the Note Trustee shall not itself be required to perform any duties of the Current Issuer Cash Manager.

       The Note Trustee shall not be obliged to monitor or supervise the performance by any substitute Current Issuer Cash Manager of its duties hereunder or in relation to the other Transaction Documents nor shall the Note Trustee be responsible or liable for any act or omission of any substitute Current Issuer Cash Manager or for any loss caused thereby.

12.2 Resignation of Current Issuer Cash Manager: The Current Issuer Cash Manager may resign from its appointment under this Agreement only upon giving not less than twelve (12) months' notice to each of the Current Issuer and the Note Trustee, PROVIDED THAT:

       (a) the Current Issuer and the Note Trustee each consent in writing to such resignation;

       (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the effective date of such resignation;

       (c) such substitute cash manager enters into an agreement substantially on the same terms as the relevant provisions of this Agreement or on such terms as are satisfactory to the Current Issuer and the Note Trustee, and the Current Issuer Cash Manager shall not be released from its obligations under the relevant provisions of this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Current Issuer under such agreement are charged in favour of the Note Trustee on terms satisfactory to the Note Trustee; and

       (d) the Rating Agencies have confirmed to the Current Issuer and the Note Trustee that the then-current ratings of the Current Issuer Notes are not adversely affected as a result thereof.

12.3   Effect of Termination or Resignation:

       (a) On and after termination or resignation of the appointment of the Current Issuer Cash Manager under this Agreement pursuant to this Clause 12, all authority and power of the Current Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Current Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Current Issuer or the Note Trustee pursuant to this Agreement.

       (b) Upon termination or resignation of the appointment of the Current Issuer Cash Manager under this Agreement pursuant to this Clause 12, the Current Issuer Cash Manager shall:

            (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Current Issuer or the Note Trustee, as the case may be) to the Current Issuer or the Note Trustee, as the case may be or as it shall direct, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Current Issuer or the Note Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Current Issuer Cash Manager on behalf of the Current Issuer, the Note Trustee and any other assets of the Current Issuer and the Note Trustee;

            (ii) take such further action as the Current Issuer or the Note Trustee, as the case may be, may reasonably direct PROVIDED THAT the Note Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified to its satisfaction (and in the event of a conflict between the directions of Current Issuer and the Note Trustee, the directions of the Note Trustee shall prevail);

            (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

            (iv) co-operate and consult with and assist the Current Issuer or the Note Trustee or its nominee, as the case may be, (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Current Issuer or the Note Trustee or such nominee, as the case may be.

12.4 Notice of event of default: The Current Issuer Cash Manager shall deliver to the Current Issuer and the Note Trustee as soon as reasonably practicable (but in any event within three London Business Days of becoming aware thereof) a notice of any Current Issuer Cash Manager Termination Event, any Current Issuer Note Event of Default or any Current Issuer Intercompany Loan Event of Default, or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Current Issuer Cash Manager Termination Event or Current Issuer Note Event of Default or Current Issuer Intercompany Loan Event of Default, would constitute the same.

12.5   General provisions relating to termination:

       (a) Termination of this Agreement or the appointment of the Current Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Current Issuer to the Current Issuer Cash Manager and vice versa incurred before the date of such termination. The Current Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Current Issuer or the Note Trustee.

       (b) This Agreement shall terminate at such time as the Current Issuer Secured Obligations have been fully discharged.

       (c) On termination of the appointment of the Current Issuer Cash Manager under the provisions of this Clause 12, the Current Issuer Cash Manager shall be entitled to receive all fees and other monies accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Current Issuer shall pay such moneys so receivable by the Current Issuer Cash Manager in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Current Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. For the avoidance of doubt, such termination shall not affect the Current Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Current Issuer other than under this Agreement.

       (d) Any provision of this Agreement, which is stated to continue after termination of the Agreement, shall remain in full force and effect notwithstanding termination.

13.    Further Assurances

13.1 Co-operation, etc: The parties hereto agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement and the other Transaction Documents.

13.2 Powers of attorney: Without prejudice to the generality of Clause 13.1 (Co-operation, etc), the Current Issuer shall upon request by the Current Issuer Cash Manager forthwith give to the Current Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Current Issuer Cash Manager to perform the Current Issuer Cash Management Services.

14.    Miscellaneous

14.1   No set-off: The Current Issuer Cash Manager agrees that it will not:

       (a) set off or purport to set off any amount which either the Current Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to the Current Issuer Transaction Accounts or the Swap Collateral Accounts or any replacement or additional bank account of the Current Issuer and established from time to time; or

       (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time standing to the credit of the

            Current Issuer Transaction Accounts or the Swap Collateral Accounts or any replacement or additional bank account of the Current Issuer and established from time to time.

14.2   No recourse:

       (a) In relation to all sums due and payable by the Current Issuer to the Current Issuer Cash Manager, the Current Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Current Issuer pursuant to the provisions of the Current Issuer Transaction Documents.

       (b) For the avoidance of doubt, the Note Trustee shall not be liable to pay any amounts due under Clauses 7 (Costs and Expenses) and 9 (Remuneration), but without prejudice to the obligations of the Current Issuer, or any receiver appointed pursuant to the Current Issuer Deed of Charge in respect of such amounts.

       (c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Note Trustee under or in connection with this Agreement (other than its obligations under Clause 13 (Further Assurances)) shall automatically terminate upon the discharge in full of all Current Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.    Confidentiality

         During the continuance of this Agreement or after its termination, each of the Current Issuer, the Current Issuer Cash Manager and the Note Trustee shall use its best endeavours not to disclose to any person, firm or company whatsoever any information relating to the business, finances or other matters of a confidential nature of any other party hereto of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER that the provisions of this Clause 15 shall not apply:

       (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

       (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

       (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

       (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

       (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Current Issuer Note Event of Default, or a Current Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Current Issuer Transaction Documents or in connection herewith or therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

       (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Current Issuer or any New Issuer) to any credit rating agency or any prospective new cash manager or prospective new Note Trustee.

16.    No Partnership

       It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

17.    Assignment

17.1 Assignment by the Current Issuer: The Current Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Note Trustee and the Current Issuer Cash Manager, except that the Current Issuer may assign its respective rights hereunder without such consent pursuant to the Current Issuer Deed of Charge.

17.2 No assignment by Current Issuer Cash Manager: The Current Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Current Issuer and the Note Trustee.

18.    The Note Trustee

18.1 Change in Note Trustee: If there is any change in the identity of the note trustee in accordance with the Issuer Deed of Charge, the Current Issuer and the Current Issuer Cash Manager shall execute such documents and take such action as the successor note trustee and the outgoing Note Trustee may require for the purpose of vesting in the successor note trustee the rights and obligations of the outgoing Note Trustee under this Agreement and releasing the outgoing Note Trustee from its future obligations under this Agreement.

18.2 No Obligations: It is hereby acknowledged and agreed that by its execution of this Agreement the Note Trustee shall not assume or have any of the obligations or liabilities of the Current Issuer or the Current Issuer Cash Manager under this Agreement. Furthermore, any liberty or power which may be exercised or any determination which may be made hereunder by the Note Trustee may be exercised or made in the Note Trustee's absolute and unfettered discretion without any obligation to give reasons therefor, but in any event must be exercised or made in accordance with the provisions of the Current Issuer Deed of Charge.

19.    Non Petition Covenant; Limited Recourse

19.1 Note Trustee to Enforce: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that only the Security Trustee, at the direction of the Note Trustee, may enforce the security created in favour of the Note Trustee by the Current Issuer Deed of Charge in accordance with the provisions thereof.

19.2 Limited Recourse: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that, notwithstanding any other provision of this Agreement or any other Transaction Document, no sum due or owing to the Current Issuer Cash Manager from or by the Current Issuer under this Agreement shall be payable by the Current Issuer except to the extent that the Current Issuer has sufficient funds available or (following enforcement of the Current Issuer Security) the Security Trustee has realised sufficient funds from the Current Issuer Security to pay such sum subject to and in accordance with the relevant Current Issuer Priority of Payments, and provided that all liabilities of the Current Issuer required to be paid in priority thereto or pari passu therewith pursuant to such Current Issuer Priority of Payments have been paid, discharged and/or otherwise provided for in full.

19.3 Non Petition: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that it shall not take any steps for the purpose of recovering any amount payable under this Agreement (including, without limitation, by exercising any rights of set-off) or enforcing any rights arising out of this Agreement against the Current Issuer and it shall not take any steps or legal proceedings for the winding-up, dissolution or reorganisation of, or the institution of insolvency proceedings against, the Current Issuer or for the appointment of a receiver, administrator, liquidator or similar officer of the Current Issuer in respect of any or all of its revenues except to the extent expressly permitted under the Current Issuer Deed of Charge.

19.4 Following Enforcement: The Current Issuer Cash Manager hereby undertakes to each of the other parties hereto that, following any enforcement of the Current Issuer Security, it will hold on trust for, and will pay to, the Note Trustee or the Receiver, as the case may be, all monies received or recovered by it (whether by way of set-off or otherwise) otherwise than in accordance with the Current Issuer Post-Enforcement Priority of Payments in order that such monies may be applied by the Note Trustee or the Receiver in accordance with the Current Issuer Post-Enforcement Priority of Payments.

19.5 Corporate Obligations: To the extent permitted by law, no recourse under any obligation, covenant, or agreement of any person contained in this Agreement shall be had against any shareholder, officer or director of such person as such, by the enforcement of any assessment or by any legal proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of each person expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such person contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any of such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement.

19.6 Current Issuer Deed of Charge: The provisions of Clause 6 of the Current Issuer Deed of Charge shall prevail in the event that and to the extent that they conflict with the provisions of this Clause 19.

20.    Amendments and Waiver

20.1 Entire Agreement: This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Current Issuer Transaction Documents.

20.2 Amendments and Waiver: No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

20.3 Rights Cumulative: The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

20.4 Ratings: No variation or waiver of this Agreement shall be made if the same would adversely affect the then-current ratings of any of the Notes.

21.    Notices

       Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours (London time) on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

       (a) in the case of the Current Issuer Cash Manager, to Northern Rock PLC, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number: 0191 213 2203) for the attention of the Group Secretary;

       (b) in the case of the Current Issuer, to Granite Mortgages 03-1 plc c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

       (c) in the case of the Note Trustee, to The Bank of New York (London Branch), at 48th Floor, One Canada Square, London E14 5AL (facsimile number 020 7964 6399) for the attention of Corporate Trust (Global Structured Finance);

       (d) in the case of Fitch, to Fitch Ratings Ltd., at Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number 0207 417 6262) for the attention of European Structured Finance Surveillance;

       (e) in the case of Moody's, to Moody's Investors Services, Inc., at 1st Floor, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number 0207 772 5400) for the attention of the Head of Monitoring Group, Structured Finance;

       (f) in the case of S&P, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., at Garden House, 18 Finsbury Circus, London EC2M 7NJ (facsimile number 0207 826 3598) for the attention of Andre Vollmann;

       or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party or by any Rating Agency to the others by written notice in accordance with the provisions of this Clause 21. All notices served under this Agreement shall be simultaneously copied to the Note Trustee by the person serving the same.

22.    Third Party Rights

       A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

23.    Execution in Counterparts; Severability

23.1 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

23.2 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

24.    Governing Law and Jurisdiction; Appropriate Forum

24.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

24.2 Jurisdiction: Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.3 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                  The Current Issuer Cash Management Services

The Current Issuer Cash Manager shall:

(a)    make the determinations as set forth in Schedule 2;

(b) invest sums, if any, standing to the credit of the Current Issuer Transaction Accounts in short-term Authorised Investments as determined by the Current Issuer and, if applicable, the Note Trustee;

(c) apply the Current Issuer Available Revenue Receipts and Current Issuer Available Principal Receipts in accordance with the relevant order of priority of payments for the Current Issuer set out in Schedule 2;

(d) maintain the Current Issuer Principal Deficiency Ledger, and record (1) principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan,
       (2) the use of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts and (3) the use of Funding Available Principal Receipts to fund or replenish, as the case may be, the Current Issuer Liquidity Reserve Fund, if any;

(e) each time it records a debit on a Current Issuer Principal Deficiency Sub Ledger, also record on such Current Issuer Principal Deficiency Sub Ledger whether such debit was caused by (1) Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan, (2) the application of Current Issuer Principal Receipts to meet any deficiency in Current Issuer Revenue Receipts, or
       (3) the application of Funding Available Principal Receipts to fund or replenish, as the case may be, the Current Issuer Liquidity Reserve Fund, if any;

(f) provide the Current Issuer, Funding, the Note Trustee (upon its request) and the Rating Agencies with quarterly reports in relation to the Current Issuer as set out in Schedule 3;

(g) operate the Current Issuer Bank Accounts and ensure that payments are made into and from such account in accordance with this Agreement, the Current Issuer Deed of Charge, the Current Issuer Bank Account Agreement and any other relevant Current Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Current Issuer Cash Manager to make funds available to the Current Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(h)    keep records for all taxation purposes (including, without limitation
       VAT);

(i) subject to any applicable law, assist the auditors of the Current Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors;

(j) make all returns and filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Current Issuer or required to be given by the Current Issuer pursuant to the Current Issuer Transaction Documents;

(k) arrange for all payments due to be made by the Current Issuer under any of the Current Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Current Issuer and PROVIDED FURTHER that nothing herein shall constitute a guarantee by the Current Issuer Cash Manager of all or any of the obligations of the Current Issuer under any of the Current Issuer Transaction Documents;

(l) without prejudice to the role of and in conjunction with the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement, keep general books of account and records of the Current Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(m) without prejudice to the role of and in conjunction with the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Current Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(n) itself on behalf of the Current Issuer, PROVIDED THAT such monies are at the relevant time available to the Current Issuer, pay all the out-of-pocket expenses of the Current Issuer, incurred by the Current Issuer Cash Manager on behalf of the Current Issuer in the performance of the Current Issuer Cash Manager's duties hereunder including without limitation:

       (i)    all Taxes which may be due or payable by the Current Issuer;

       (ii) all necessary filing and other fees in compliance with regulatory requirements;

       (iii)  all legal and audit fees and other professional advisory fees;
              and

       (iv) all communication expenses including postage, courier and telephone charges,

(o) the Current Issuer Cash Manager may invest monies standing from time to time to the credit of the Current Issuer Transaction Accounts subject to the following provisions:

       (i) any such Authorised Investment shall be made in the joint names of the Current Issuer and the Note Trustee;

       (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Current Issuer Cash Manager and the Note Trustee by the Current Issuer;

       (iii) all income or proceeds following the disposal or maturity of Authorised Investments shall be credited to the Current Issuer Transaction Accounts from which moneys were withdrawn to make the relevant Authorised Investment; and

       (iv) following the enforcement of the Current Issuer Security no such investment may be made without the prior written consent of the Note Trustee.

       The Note Trustee and the Current Issuer Cash Manager shall not be responsible (save where any loss results from the Note Trustee's or the Current Issuer Cash Manager's own fraud, wilful default or gross negligence or that of its officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(p)    (i)    if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

       (ii) if necessary, perform all interest rate conversions free of charge, cost or expense at the relevant interest swap rate.

       for the purposes of any calculations referred to in sub-paragraphs (i) and (ii) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g. 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654)) and (ii) any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(q) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority; and

(r) provide services in relation to Swap Collateral (including, without limitation, in connection with the transfer, receipt, administration and/or holding of Swap Collateral, the making of calculations, determinations, communications or valuations, the opening and maintenance of the Swap Collateral Accounts and the Swap Collateral Ledger; and the entering into of Swap Collateral Ancillary Documents).

                                  SCHEDULE 2

                  Cash Management and Maintenance of Ledgers

1.     Determination

       (a) On or before each Current Issuer Note Determination Date immediately preceding a Payment Date, the Current Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

            (i) the amount of any Current Issuer Available Revenue Receipts to be applied on the following Payment Date in accordance with the Current Issuer Pre-Enforcement Revenue Priority of Payments set forth in paragraph 3 of this Schedule 2;

            (ii) the amount of any Current Issuer Available Principal Receipts to be applied on the following Payment Date in accordance with the Current Issuer Pre-Enforcement Principal Priority of Payments set forth in paragraph 4 of this Schedule 2;

            (iii) whether there will be an excess or a deficit of the Current Issuer Available Revenue Receipts to pay items (A) through
                   (O) of the Current Issuer Pre-Enforcement Revenue Priority of Payments (after taking account of any Shared Issuer Revenue Receipts available therefor) as set forth in paragraph 3 of this Schedule 2;

            (iv) the various amounts, balances and rates to be calculated in accordance with the Current Issuer Basis Rate Swap and the Current Issuer Currency Swaps, and shall promptly notify the Current Issuer, the Note Trustee and each Calculation Agent (as defined in each Current Issuer Basis Rate Swap Agreement and each Current Issuer Currency Swap Agreement) of such amounts, balances and rates; and

            (v) the Principal Amount Outstanding of the Current Issuer Notes, the Pool Factor, and the Note Principal Payment of the Current Issuer Notes in accordance with the Conditions.

       (b) If the Current Issuer Cash Manager determines (as set forth in paragraph 1(a)(iii)) that there is a deficit (a "Current Issuer Income Deficit") in the amount of Current Issuer Available Revenue Receipts to pay items (A) through (E), (G) and/or (I) of the Current Issuer Pre-Enforcement Revenue Priority of Payments, and the Current Issuer has provided for that deficit by the application of funds standing to the credit of the Current Issuer Principal Ledger, if any, then the Current Issuer Cash Manager shall make a corresponding debit entry in the relevant Current Issuer Principal Deficiency Sub Ledger, PROVIDED THAT the Current Issuer Cash Manager shall ensure that Current Issuer Principal Receipts are not used to pay interest on any class of Current Issuer Notes if and to the extent that would result in a deficiency being recorded, or an existing deficiency being increased, on a Current Issuer Principal Deficiency Sub Ledger relating to a higher ranking

            Class of Current Issuer Notes, and furthermore that Current Issuer Principal Receipts are not used to make up any deficit other than in respect of items (A) through (E), (G) and (I) of the Current Issuer Pre-Enforcement Revenue Priority of Payments. The Current Issuer Cash Manager shall thereafter record as a debit on the Current Issuer Revenue Ledger the application by the Current Issuer of any excess Current Issuer Available Revenue Receipts to extinguish any balance on a Current Issuer Principal Deficiency Sub Ledger.

       (c) The Current Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) on the basis of any reasonable and proper assumptions as the Current Issuer Cash Manager considers appropriate (including without limitation as to the amount of any payments to be made under paragraph 3 below during the period from and including the Current Issuer Note Determination Date immediately preceding a Payment Date to but excluding such Payment
            Date).

            The Current Issuer Cash Manager shall notify the Current Issuer and the Note Trustee on request of any such other assumptions and shall take account of any representations made by the Current Issuer and the Note Trustee (as the case may be) in relation thereto.

       (d) Each determination made in accordance with this paragraph 1 shall (in the absence of bad faith, wilful default, negligence and manifest error) be final and binding on all persons.

2.     Notification of Determinations

       (a) The Current Issuer Cash Manager will cause each determination of Current Issuer Available Principal Receipts and Current Issuer Available Revenue Receipts (in accordance with paragraph 1(a)(i) and (ii)) and any Current Issuer Income Deficit (in accordance with paragraph 1(a)(iii)) to be notified forthwith, following the calculation thereof, to the Current Issuer.

       (b) The Current Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) of the Conditions are made.

3.     Priority of Payments for Current Issuer Available Revenue Receipts

       Current Issuer Available Revenue Receipts will be applied, as applicable:

       (a)  on each Payment Date; or

       (b) on each day when due in respect of amounts due to third parties pursuant to paragraph (C) below,

       in each case prior to the enforcement of the Current Issuer Security pursuant to the Current Issuer Deed of Charge or until such time as there are no Current Issuer Secured Obligations outstanding, in making such payments and provisions in the following order of priority (in each case only if and to the extent that payments or provisions of a higher priority have been made in full) (the "Current Issuer Pre-Enforcement Revenue Priority of Payments"):

       (A) first, to pay amounts due to the Note Trustee, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due or to become due during the following Interest Period to the Note Trustee under the Current Issuer Trust Deed, the Current Issuer Deed of Charge or any other Transaction Document;

       (B) second, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar, together with interest and (to the extent not already inclusive) VAT on those amounts, and to provide for any costs, charges, liabilities and expenses due or to become due during the following Interest Period to the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar under the Current Issuer Paying Agent and Agent Bank Agreement;

       (C) third, to pay amounts due to any third party creditors of the Current Issuer (other than those referred to later in this order of priority of payments or in the Current Issuer Pre-Enforcement Principal Priority of Payments), of which the Current Issuer Cash Manager has notice prior to the relevant Payment Date, which amounts have been incurred without breach by the Current Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any such amounts expected to become due and payable during the following Interest Period by the Current Issuer and to pay or discharge any liability of the Current Issuer for corporation tax on any chargeable income or gain of the Current Issuer;

       (D) fourth, in no order of priority between them but in proportion to the respective amounts due, to pay amounts due to the Current Issuer Cash Manager under the Current Issuer Cash Management Agreement, the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement and the Current Issuer Account Bank under the Current Issuer Bank Account Agreement together with (to the extent not already inclusive) VAT on those amounts, and to provide for any amounts due, or to become due in the immediately succeeding interest period, to the Current Issuer Cash Manager under the Current Issuer Cash Management Agreement, to the Current Issuer Corporate Services Provider under the Current Issuer Corporate Services Agreement and to the Current Issuer Account Bank under the Current Issuer Bank Account Agreement;

       (E) fifth, in no order of priority between them but in proportion to the respective amounts due, to pay:

            (1) amounts (including such part of any termination payment) due to the Current Issuer Basis Rate Swap Provider (except for any termination payment or any part thereof due and payable to the Current Issuer Basis Rate Swap Provider as a result of a Basis Rate Swap Provider Default, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments);

            (2) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 1 Class A1 Dollar Currency Swap Provider to pay interest due or overdue on the Series 1 Class A1 Notes to holders of the Series 1 Class A1 Notes;

            (3) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A2 Dollar Currency Swap Provider under the Series 1 Class A2 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 1 Class A2 Dollar Currency Swap Provider to pay interest due or overdue on the Series 1 Class A2 Notes to holders of the Series 1 Class A2 Notes;

            (4) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent that such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 1 Class A3 Dollar Currency Swap Provider (and, to the extent such amounts are insufficient to pay interest due or overdue on the Series 1 Class A3 notes, from amounts comprised in the Current Issuer Available Revenue Receipts converted into U.S. Dollars at the then prevailing spot rate of exchange) to pay interest due or overdue on the Series 1 Class A3 Notes;

            (5) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class A Euro Currency Swap Provider under the Series 2 Class A Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that

                 Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 2 Class A Euro Currency Swap Provider to pay interest due or overdue on the Series 2 Class A Notes to the holders of the Series 2 Class A Notes; and

            (6) amounts due to pay interest due or overdue on the Series 3 Class A Notes to the holders of the Series 3 Class A Notes;

       (F) sixth, towards a credit to the Class A Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class A Principal Deficiency Sub Ledger;

       (G) seventh, in no order of priority between them but in proportion to the respective amounts due, to pay:

            (1) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 1 Class B Dollar Currency Swap Provider to pay interest due or overdue on the Series 1 Class B Notes to the holders of the Series 1 Class B Notes;

            (2) amounts due in respect of interest and such part of any termination payment due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 2 Class B Euro Currency Swap Provider to pay interest due or overdue on the Series 2 Class B Notes to the holders of the Series 2 Class B Notes; and

            (3) amounts due to pay interest due or overdue on the Series 3 Class B Notes to the holders of the Series 3 Class B Notes;

       (H) eighth, towards a credit to the Class B Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class B Principal Deficiency Sub Ledger;

       (I) ninth, in no order of priority between them but in proportion to the respective amounts due, to pay:

            (1) amounts due in respect of interest and such part of any termination payment due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 1 Class C Dollar Currency Swap Provider to pay interest due or overdue on the Series 1 Class C Notes to the holders of the Series 1 Class C Notes;

            (2) amounts due in respect of interest and such part of any termination payment or any part thereof due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of interest from the Series 2 Class C Euro Currency Swap Provider to pay interest due or overdue on the Series 2 Class C Notes to the holders of the Series 2 Class C Notes; and

            (3) amounts due to pay interest due or overdue on the Series 3 Class C Notes to the holders of the Series 3 Class C Notes;

       (J) tenth, towards a credit to the Class C Principal Deficiency Sub Ledger in an amount up to the amount necessary to eliminate any debit on the Class C Principal Deficiency Sub Ledger;

       (K) eleventh, on the Payment Date falling in December of each year, to pay to the Current Issuer Account Bank an amount equal to the amount of any debit balance on any Current Issuer Transaction Account as permitted by the Current Issuer Account Bank, incurred in accordance with the provisions of the Current Issuer Transaction Documents and outstanding as at such Payment Date;

       (L) twelfth, in no order of priority between them but in proportion to the respective amounts due, to pay any termination payment to:

            (1) the Current Issuer Basis Rate Swap Provider following a Basis Rate Swap Provider Default;

            (2) any Dollar Currency Swap Provider following a Dollar Currency Swap Provider Default; and

            (3) any Euro Currency Swap Provider following a Euro Currency Swap Provider Default;

       (M) thirteenth, to pay to the Current Issuer an amount equal to 0.01% per annum of the interest received under the Current Issuer Intercompany Loan, to be retained by the Current Issuer as profit, less corporation tax in respect of those profits provided for or paid at item (C) above; and

       (N) last, to pay to shareholders of the Current Issuer any dividend declared by the Current Issuer.

       If any Swap Collateral Available Revenue Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Revenue Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Revenue Amounts replace.


4.     Priority of Payments for Current Issuer Available Principal Receipts

4.1 Distribution of Current Issuer Available Principal Receipts Prior to Enforcement of the Current Issuer Security

       Prior to enforcement of the Current Issuer Security pursuant to the Current Issuer Deed of Charge and/or the occurrence of a Trigger Event, or until such time as there are no Current Issuer Notes outstanding, Current Issuer Available Principal Receipts will be applied in the following order of priority (the "Current Issuer Pre-Enforcement Principal Priority of Payments"):

       (A) first, amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A1 Dollar Currency Swap Provider to pay up to the Series 1 Class A1 Controlled Amortisation Amount to the holders of the Series 1 Class A1 Notes;

       (B) second, in no order of priority between them but in proportion to the respective amounts due, to pay:

            (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A2 Dollar Currency Swap Provider under the Series 1 Class A2 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A2 Dollar Currency Swap Provider to pay up to the Series 1 Class A2 Controlled Amortisation Amount to the holders of the Series 1 Class A2 Notes;

            (2) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class A3 Dollar Currency Swap Provider to pay up to the Series 1 Class A3 Controlled Amortisation Amount to the holders of the Series 1 Class A3 Notes;

       (C) third, in no order of priority between them but in proportion to the amounts due, to pay:

            (1) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class A Euro Currency Swap Provider under the Series 2 Class A Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class A Euro Currency Swap Provider to pay up to the Series 2 Class A Controlled Amortisation Amount to the holders of the Series 2 Class A Notes; and

            (2) up to the Series 3 Class A Controlled Amortisation Amount to the holders of the Series 3 Class A Notes;

       (D) fourth, provided that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on such Payment Date (or, if any of the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are not satisfied on such Payment Date, but the Class A Notes have been repaid in full), in no order of priority between them but in proportion to the respective amounts due, to pay:

            (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 1 Class B Dollar Currency Swap Provider to pay up to the Series 1 Class B Controlled Amortisation Amount to the holders of the Series 1 Class B Notes;

            (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class B Euro Currency Swap Provider to pay up to the Series 2 Class B Controlled Amortisation Amount to the holders of the Series 2 Class B Notes; and

            (3) up to the Series 3 Class B Controlled Amortisation Amount to the holders of the Series 3 Class B Notes; and

       (E) last, provided that the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are satisfied on such Payment Date (or, if any of the Issuer Reserve Requirement, the Issuer Arrears Test and the Subordinated Principal Test are not satisfied on such Payment Date, but the Class A Notes have been repaid in full) to pay:

            (1) amounts due in respect of principal and such part of any termination payment due to the Series 1 Class C Dollar Currency Swap Provider (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) under the Series 1 Class C Dollar Currency Swap and from amounts received in respect of principal from the Series 1 Class C Dollar Currency Swap Provider to pay up to the Series 1 Class C Controlled Amortisation Amount to the holders of the Series 1 Class C Notes;

            (2) amounts due in respect of principal and such part of any termination payment due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current

                 Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received in respect of principal from the Series 2 Class C Euro Currency Swap Provider to pay up to the Series 2 Class C Controlled Amortisation Amount to the holders of the Series 2 Class C Notes; and

            (3) up to the Series 3 Class C Controlled Amortisation Amount to the holders of the Series 3 Class C Notes; and (3) up to the.

       The Controlled Amortisation Amount of each class of Current Issuer Notes for each Payment Date is as set forth on Schedule 4.

       If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.


4.2 Distribution of Current Issuer Available Principal Receipts Following the Occurrence of a Non-Asset Trigger Event

       Following the occurrence of a Non-Asset Trigger Event but prior to enforcement of the Funding Security under the Funding Deed of Charge and/or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will apply Current Issuer Available Principal Receipts in the following order of priority:

       (A) first, to pay amounts (including such part of any termination payment) due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A1 Dollar Currency Swap Provider to repay the Series 1 Class A1 Notes until the Series 1 Class A1 Notes have been repaid in full;

       (B) second, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class A2 Dollar Currency Swap Provider under the Series 1 Class A2 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A2 Dollar Currency Swap Provider to repay the Series 1 Class A2 Notes until the Series 1 Class A2 Notes have been repaid in full;

            (2) to pay amounts (including such part of any termination payment) due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any part thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A3 Dollar Currency Swap Provider to repay the Series 1 Class A3 Notes until the Series 1 Class A3 Notes have been repaid in full;

       (C) third, in no order of priority between them but in proportion to the amounts due, to pay:

            (1) to pay amounts (including such part of any termination payment) due to the Series 2 Class A Euro Currency Swap Provider under the Series 2 Class A Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A Euro Currency Swap Provider to repay the Series 2 Class A Notes until the Series 2 Class A Notes have been repaid in full; and

            (2) to repay the Series 3 Class A Notes until the Series 3 Class A Notes have been repaid in full;

       (D) fourth, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class B Dollar Currency Swap Provider to repay the

                 Series 1 Class B Notes until the Series 1 Class B Notes have been repaid in full;

            (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class B Euro Currency Swap Provider to repay the Series 2 Class B Notes until the Series 2 Class B Notes have been repaid in full; and

            (3) to repay the Series 3 Class B Notes until the Series 3 Class B Notes have been repaid in full; and

       (E) last, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class C Dollar Currency Swap Provider to repay the Series 1 Class C Notes until the Series 1 Class C Notes have been repaid in full;

            (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class C Euro Currency Swap Provider to repay the Series 2 Class C Notes until the Series 2 Class C Notes have been repaid in full; and

            (3) to repay the Series 3 Class C Notes until the Series 3 Class C Notes have been repaid in full.

       If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.


4.3 Distribution of Current Issuer Available Principal Receipts Following the Occurrence of an Asset Trigger Event

       Following the occurrence of an Asset Trigger Event but prior to enforcement of the Funding Security under the Funding Deed of Charge and/or the Current Issuer Security under the Current Issuer Deed of Charge, the Current Issuer Cash Manager will apply Current Issuer Available Principal Receipts in the following order of priority:

       (A) first, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class A1 Dollar Currency Swap Provider under the Series 1 Class A1 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A1 Dollar Currency Swap Provider to repay the Series 1 Class A1 Notes until the Series 1 Class A1 Notes have been repaid in full;

            (2) to pay amounts (including such part of any termination payment) due to the Series 1 Class A2 Dollar Currency Swap Provider under the Series 1 Class A2 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A2 Dollar Currency Swap Provider to repay the Series 1 Class A2 Notes until the Series 1 Class A2 Notes have been repaid in full;

            (3) to pay amounts (including such part of any termination payment) due to the Series 1 Class A3 Dollar Currency Swap Provider under the Series 1 Class A3 Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class A3 Dollar Currency Swap Provider to repay the Series 1 Class A3 Notes until the Series 1 Class A3 Notes have been repaid in full;

            (4) to pay amounts (including such part of any termination payment) due to the Series 2 Class A Euro Currency Swap Provider under the Series 2 Class A Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class A Euro Currency Swap Provider to repay the Series 2 Class A Notes until the Series 2 Class A Notes have been repaid in full; and

            (5) to repay the Series 3 Class A Notes until the Series 3 Class A Notes have been repaid in full;

       (B) second, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class B Dollar Currency Swap Provider under the Series 1 Class B Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class B Dollar Currency Swap Provider to repay the Series 1 Class B Notes until the Series 1 Class B Notes have been repaid in full; and

            (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class B Euro Currency Swap Provider under the Series 2 Class B Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class B Euro Currency Swap Provider to repay the Series 2 Class B Notes until the Series 2 Class B Notes have been repaid in full; and

            (3) to repay the Series 3 Class B Notes until the Series 3 Class B Notes have been repaid in full; and

       (C) last, in no order of priority between them, but in proportion to the amounts due:

            (1) to pay amounts (including such part of any termination payment) due to the Series 1 Class C Dollar Currency Swap Provider under the Series 1 Class C Dollar Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Dollar Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 1 Class C Dollar Currency Swap Provider to repay the Series 1 Class C Notes until the Series 1 Class C Notes have been repaid in full;

            (2) to pay amounts (including such part of any termination payment) due to the Series 2 Class C Euro Currency Swap Provider under the Series 2 Class C Euro Currency Swap (except for any termination payment or any amount thereof due and payable to that Swap Provider as a result of a Euro Currency Swap Provider Default by that Swap Provider, save to the extent such termination payment may be satisfied by any Swap Replacement Payment made to the Current Issuer following a Downgrade Termination Event and applied in accordance with this order of priority of payments) and from amounts received from the Series 2 Class C Euro Currency Swap Provider to repay the Series 2 Class C Notes until the Series 2 Class C Notes have been repaid in full; and

            (3) to repay the Series 3 Class C Notes until the Series 3 Class C Notes have been repaid in full.

       If any Swap Collateral Available Principal Amounts are received by the Current Issuer on a Payment Date, such Swap Collateral Available Principal Amounts shall be applied by the Current Issuer Cash Manager on that Payment Date in the same manner as it would have applied the receipts which such Swap Collateral Available Principal Amounts replace.

5.     Use of Ledgers

       The Current Issuer Cash Manager shall forthwith record monies received or payments made by it on behalf of the Current Issuer in the ledgers in the manner set out in this Agreement. If, at any time, the Current Issuer Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Note Trustee thereon.

       Except in the case of the Current Issuer Principal Deficiency Ledger and except as provided in Clause 2.4(b) of the Current Issuer Bank Account Agreement, a debit item shall only be made in respect of any of the Current Issuer Ledgers, and the corresponding payment or transfer (if any) may only be made from the Current Issuer Transaction Accounts, to the extent that such entry does not cause the relevant ledger to have a debit balance. In the case of the Current Issuer Principal Deficiency Ledger and each Current Issuer Principal Deficiency Sub Ledger, a credit item shall only be made to the extent that such entry does not cause such ledger to have a credit balance.

6.     Current Issuer Revenue Ledger

       The Current Issuer Cash Manager shall ensure that:

       (a) the following amounts shall be credited to the Current Issuer Revenue Ledger:

            (i) all interest fees and any other amount (not including principal), if any, paid by Funding to the Current Issuer under the terms of the Current Issuer Intercompany Loan;

            (ii) all interest received by the Current Issuer in respect of the Current Issuer Bank Accounts;

            (iii) all amounts received by the Current Issuer representing income on any Current Issuer Authorised Investments;

            (iv) all amounts (including any early termination payment which is to be used to acquire, if necessary, a new basis rate swap) received by the Current Issuer under the Basis Rate Swap Agreement;

            (v) all revenue amounts (including any early termination payment which is to be used to acquire, if necessary, a new currency swap) received by the Current Issuer under the Currency Swap Agreements; and

            (vi) any amount debited to the Current Issuer Principal Ledger under paragraph 8; and

       (b)  any payment or provision made under paragraphs 1 and 3 of this
            Schedule 2 shall be debited to the Current Issuer Revenue Ledger.

7.     Current Issuer Principal Ledger

       Without prejudice to paragraph 8 below, the Current Issuer Cash Manager shall ensure that:

       (a) the following amounts shall be credited to the Current Issuer Principal Ledger:

            (i) all principal paid by Funding to the Current Issuer under the terms of the Current Issuer Intercompany Loan;

            (ii) amounts credited to the Current Issuer Principal Deficiency Ledger under paragraphs 3 and 8; and

       (b) any payment or provision made under paragraph 4 of this Schedule 2 shall be debited to the Current Issuer Principal Ledger.

8.     Current Issuer Principal Deficiency Ledger

       (a) Without prejudice to paragraph 7, the Current Issuer Cash Manager shall ensure that there shall be debited to the Current Issuer Principal Deficiency Ledger:

            (i) principal deficiencies arising from Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan;

            (ii) the use of Current Issuer Available Principal Receipts to meet any deficiency in Current Issuer Available Revenue Receipts; and

            (iii) the use of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund, if any.

       (b) The Current Issuer Cash Manager shall ensure that there shall be credited to the Current Issuer Principal Deficiency Ledger any amount to be credited in accordance with paragraph 3 above.

       (c) Amounts to be debited to the Current Issuer Principal Deficiency Ledger shall be debited in the following order:

            (i) first, on the Class C Principal Deficiency Sub Ledger, until the balance of the Class C Principal Deficiency Sub Ledger is equal to the aggregate Outstanding Principal Balance of the Class C Notes;

            (ii) Second, on the Class B Principal Deficiency Sub Ledger, until the balance of the Class B Principal Deficiency Sub Ledger is equal to the aggregate Outstanding Principal Balance of the Class B Notes; and

            (iii) last, on the Class A Principal Deficiency Sub Ledger, at which point an Asset Trigger Event will have occurred.

9.     Records

       The Current Issuer Cash Manager shall ensure that a separate record is kept of any amount received from each of the Dollar Currency Swap Provider, the Euro Currency Swap Provider and the Basis Rate Swap Provider pursuant to, respectively, the Dollar Currency Swap Agreements, the Euro Currency Swap Agreements and the Basis Rate Swap Agreement.

       The Current Issuer Cash Manager hereby agrees that, each time the Current Issuer Cash Manager records a debit on a Current Issuer Principal Deficiency Sub Ledger, the Current Issuer Cash Manager shall also record on such Current Issuer Principal Deficiency Sub Ledger whether such debit was caused by (A) Losses on the Mortgage Loans which have been allocated by Funding to the Current Issuer Intercompany Loan,
       (B) the application of Current Issuer Available Principal Receipts to meet any deficiency in Current Issuer Available Revenue Receipts, or
       (C) the application of Funding Available Principal Receipts to fund the Current Issuer Liquidity Reserve Fund, if any.

10.    Swap Collateral Ledger

       In connection with Swap Collateral the Current Issuer Cash Manager shall ensure that the appropriate debits and credits are made to the Swap Collateral Ledger in accordance with Clause 5.6 (Swap Collateral).

                                                 SCHEDULE 3

                                      Form of Issuer Quarterly Report

Granite Mortgages 03-1 plc

Profit & Loss Account


Period Ended

                                                                        This Quarter      Prior Quarter


                                                                         (GBP) 000's       (GBP) 000's


Interest Receivable - Intercompany Loan

Interest Receivable - Cash Deposits/Authorised Investments


                                                                        ----------------------------------
                                                                        0                   0


Interest Payable - Notes

Interest Payable

                                                                        ----------------------------------
                                                                        0                   0


Net Operating Income                                                    ----------------------------------
                                                                        0                   0

Other Income


Operating Expenses



Profit/loss on ordinary activities before tax                           ----------------------------------
                                                                        0                   0


Taxation



Profit/loss on ordinary activities after tax                            ----------------------------------
                                                                        0                   0


Dividend                                                                0                   0


Retained profit brought forward                                         0                   0

                                                                        ----------------------------------
Retained profit for the year                                            0                   0

                                                                        ==================================



                                                     45

Granite Mortgages 03-1 plc

Balance Sheet


Period Ended


                                                                         (GBP) 000's       (GBP) 000's

Fixed Asset Investments


Intercompany Lending                                                                       0


Current Assets

Interest Receivable                                                      0

Other debtors                                                            0

Cash at Bank                                                             0

Current Issuer Transaction Account:
                                                                         ------------
                                                                         0

                                                                         ------------

Creditors: Amounts falling due within one year

Accruals                                                                 0

Interest Payable Accrual                                                 0

Taxation                                                                 0
                                                                         ------------
                                                                         0

                                                                         ------------

Net current assets                                                                         0


Creditors: Amounts falling due after one year

Amount due to Noteholders                                                                  0

                                                                                           -----------
Total Assets less current liabilities                                                      0

                                                                                           ===========

Share Capital                                                                              0

Reserves                                                                                   0

                                                                                           -----------
                                                                                           0

                                                                                           ===========

                                                                                           0

Current Issuer Notes to Balance Sheet:

Principal Deficiency Ledger

Class A Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Class B Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Class C Principal Deficiency Sub Ledger

Opening PDL Balance

Losses this Quarter

Amount of PDL top-up

Closing PDL Balance

Granite Mortgages 03-1 plc
Notes Outstanding

Period Ended

                                Series 1 Class A1   Series 1 Class A2   Series 1 Class A3   Series 2 Class A   Series 3 Class A
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating

                                Series 1 Class B    Series 2 Class B                        Series 3 Class B
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating

                                Series 1 Class C    Series 2 Class C                        Series 3 Class C
Moody's Current Rating
Fitch Ratings Current Rating
S&P Current Rating




                                Series 1 Class A1   Series 1 Class A2   Series 1 Class A3   Series 2 Class A   Series 3 Class A
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                                Series 1 Class B    Series 2 Class B                        Series 3 Class B
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                                Series 1 Class C    Series 2 Class C                        Series 3 Class C
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note Principal

                                Series 1 Class A    Series 2 Class A                        Series 3 Class A
Note Interest Margins
Step Up Dates
Step Up Margins

                                Series 1 Class B    Series 2 Class B                        Series 3 Class B
Note Interest Margins
Step Up Dates
Step Up Margins

                                Series 1 Class C    Series 2 Class C                        Series 3 Class C
Note Interest Margins
Step Up Dates
Step Up Margins

Payment Cycle
Payment Date
Next Payment Date

Amount Credited to Principal
Deficiency Sub Ledger:
Current Quarter:
Aggregate:

                                  SCHEDULE 4

                 Controlled Amortisation Amount/Target Balance

     The "Controlled Amortisation Amount" for each Class of Current Issuer Notes for any Payment Date set forth below is an amount equal to the amount which the Current Issuer would be required to repay in respect of such Class of Current Issuer Notes so that on the relevant Payment Date the aggregate Principal Amount Outstanding of such Class of Current Issuer Notes has been reduced to (but is not less than) the "Target Balance" set out in the following table:


------------------------------------------------------------------------------------------------------------------------------
Payment     (GBP) Target   $ Target       (GBP) Target   $ Target      $ Target       $ Target     (GBP) Target  $ Target
Date        Balance for    Balance for    Balance for    Balance for   Balance for    Balance for  Balance for   Balance for
occurring   Series 1       Series 1       Series 1       Series 1      Series 1       Series 1     Series 1      Series 1
in:         Class A1       Class A1       Class A2       Class         Class A3       Class A3     Class B       Class B
            Notes          Notes          Notes          A2 Notes      Notes          Notes        Notes         Notes

              (GBP)        (Euro)           (GBP)          (Euro)          (GBP)        (Euro)       (GBP)        (Euro)
Apr 2003   429,194,506   693,750,000    757,856,966    1,225,000,000   185,597,624   300,000,000   25,983,667   42,000,000

Jul 2003   286,129,671   462,500,000    757,856,966    1,225,000,000   185,597,624   300,000,000   25,983,667   42,000,000

Oct 2003   143,064,835   231,250,000    757,856,966    1,225,000,000   185,597,624   300,000,000   25,983,667   42,000,000

Jan 2004             0             0    757,856,966    1,225,000,000   185,597,624   300,000,000   25,983,667   42,000,000

Apr 2004             0             0    669,523,812    1,130,710,290   171,311,954   276,908,642   25,983,667   42,000,000

Jul 2004             0             0    642,929,356    1,039,231,012   157,452,087   254,505,554   25,983,667   42,000,000

Oct 2004             0             0    588,021,774      950,478,396   144,005,332   232,770,219   25,983,667   42,000,000

Jan 2005             0             0    534,750,786      864,371,171   130,959,376   211,682,736   25,983,667   42,000,000

Apr 2005             0             0    483,067,612      780,830,488   118,302,272   191,223,793   25,983,667   42,000,000

Jul 2005             0             0    483,003,071      698,289,765   105,796,671   171,009,738   25,983,667   42,000,000

Oct 2005             0             0    382,254,509      618,254,509    93,670,668   151,409,267   25,983,667   42,000,000

Jan 2006             0             0    334,477,028      540,648,669    81,912,742   132,403,756   25,983,667   42,000,000

Apr 2006             0             0    287,922,854      465,398,501    70,511,719   113,975,143   25,983,667   42,000,000

Jul 2006             0             0    242,781,800      392,432,502    59,456,767    96,105,919   25,983,667   42,000,000

Oct 2006             0             0    199,010,972      321,681,335    48,737,381    78,779,103   25,983,667   42,000,000

Jan 2007             0             0    156,568,778      253,077,773    38,343,374    61,978,230   25,983,667   42,000,000

Apr 2007             0             0    124,976,461      202,011,951    30,606,480    49,472,315   25,983,667   42,000,000

Jul 2007             0             0     94,120,304      152,136,060    23,049,870    37,257,811   25,983,667   42,000,000

Oct 2007             0             0     63,983,155      103,422,371    15,669,344    25,327,928   25,983,667   42,000,000

Jan 2008             0             0     34,548,257       55,843,803     8,460,798    13,676,033   25,983,667   42,000,000

Apr 2008             0             0      5,799,249        9,373,906     1,420,224     2,295,650   25,983,667   42,000,000
------------------------------------------------------------------------------------------------------------------------------


----------------------------------------
Payment      (GBP) Target  $ Target
Date         Balance for   Balance for
occurring    Series 1      Series 1
in:          Class C       Class C Noes
             Notes

               (GBP)          (Euro)
Apr 2003    34,644,890     56,000,000

Jul 2003    34,644,890     56,000,000

Oct 2003    34,644,890     56,000,000

Jan 2004    34,644,890     56,000,000

Apr 2004    34,644,890     56,000,000

Jul 2004    34,644,890     56,000,000

Oct 2004    34,644,890     56,000,000

Jan 2005    34,644,890     56,000,000

Apr 2005    34,644,890     56,000,000

Jul 2005    34,644,890     56,000,000

Oct 2005    34,644,890     56,000,000

Jan 2006    34,644,890     56,000,000

Apr 2006    34,644,890     56,000,000

Jul 2006    34,644,890     56,000,000

Oct 2006    34,644,890     56,000,000

Jan 2007    34,644,890     56,000,000

Apr 2007    34,644,890     56,000,000

Jul 2007    34,644,890     56,000,000

Oct 2007    34,644,890     56,000,000

Jan 2008    34,644,890     56,000,000

Apr 2008    34,644,890     56,000,000
----------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Payment       (GBP) Target    (Euro) Target    (GBP) Target     (Euro) Target     (GBP) Target     (Euro) Target Balance
Date           Balance for     Balance for     Balance for      Balance for       Balance for      for Series 2 Class
occurring in:  Series 2 Class Series 2 Class   Series 2 Class   Series 2 Class    Series 2 Class   C Notes
               A Notes        A Notes         B Notes          B Notes           C Notes

                  (GBP)        (Euro)          (GBP)             (Euro)            (GBP)             (Euro)
Apr 2003       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jul 2003       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Oct 2003       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jan 2004       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Apr 2004       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jul 2004       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Oct 2004       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jan 2005       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Apr 2005       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jul 2005       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Oct 2005       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jan 2006       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Apr 2006       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jul 2006       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Oct 2006       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jan 2007       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Apr 2007       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jul 2007       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Oct 2007       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Jan 2008       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000

Apr 2008       593,041,645   900,000,000     40,853,980       62,000,000        62,269,373        94,500,000
-----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
Payment Date occurring in:   (GBP) Target Balance       (GBP) Target Balance              (GBP) Target Balance
                             for Series 3 Class A       for Series 3 Class B Notes        for Series 3 Class C
                             Notes                                                        Notes

                                (GBP)                            (GBP)                           (GBP)
Apr 2003                        665,000,000                   31,000,000                      41,000,000

Jul 2003                        665,000,000                   31,000,000                      41,000,000

Oct 2003                        665,000,000                   31,000,000                      41,000,000

Jan 2004                        665,000,000                   31,000,000                      41,000,000

Apr 2004                        665,000,000                   31,000,000                      41,000,000

Jul 2004                        665,000,000                   31,000,000                      41,000,000

Oct 2004                        665,000,000                   31,000,000                      41,000,000

Jan 2005                        665,000,000                   31,000,000                      41,000,000

Apr 2005                        665,000,000                   31,000,000                      41,000,000

Jul 2005                        665,000,000                   31,000,000                      41,000,000

Oct 2005                        665,000,000                   31,000,000                      41,000,000

Jan 2006                        665,000,000                   31,000,000                      41,000,000

Apr 2006                        665,000,000                   31,000,000                      41,000,000

Jul 2006                        665,000,000                   31,000,000                      41,000,000

Oct 2006                        665,000,000                   31,000,000                      41,000,000

Jan 2007                        665,000,000                   31,000,000                      41,000,000

Apr 2007                        665,000,000                   31,000,000                      41,000,000

Jul 2007                        665,000,000                   31,000,000                      41,000,000

Oct 2007                        665,000,000                   31,000,000                      41,000,000

Jan 2008                        665,000,000                   31,000,000                      41,000,000

Apr 2008                        665,000,000                   31,000,000                      41,000,000
----------------------------------------------------------------------------------------------------------------

PROVIDED THAT on the Payment Date immediately following the Step-up Date in respect of the Current Issuer and on each Payment Date thereafter:

(1)    the Target Balance for the Series 1 Class A Notes will be zero; and

(2) the Target Balances for each other Class of Current Issuer Notes will be an amount equal to the greater of:

       (a)  zero, and

       (b) the aggregate Principal Amount Outstanding on such Class of Notes as at the immediately preceding Payment Date (after taking into account principal payments on such Payment Date) less an amount equal the product of:

            (i) the product of (A) the sum of the Mortgages Trustee Principal Receipts for each Distribution Date since the immediately preceding Payment Date, and (B) the Funding Share Percentage applicable as at the later to occur of the immediately preceding Assignment Date and the immediately preceding Distribution Date; and

            (ii) the quotient of (A) the Outstanding Principal Balance on such Current Issuer's Intercompany Loan as at the immediately preceding Payment Date (after taking into account principal payments on such Payment Date) less the aggregate Outstanding Principal Balances of the Special Repayment Notes of the Third Issuer divided by (B) the aggregate Outstanding Principal Balance on all Intercompany Loans as at the immediately preceding Payment Date (after taking into account principal payments on such Payment
                   Date) less the sum of (1) the aggregate amount of all Special Repayment Notes and (2) the aggregate of amounts recorded on the Principal Deficiency Ledgers of all Issuers; and

            (iii) the quotient of (A) the aggregate Principal Amount Outstanding on such Class of Notes as at the immediately preceding Payment Date (after taking into account principal payments on such Payment Date), divided by (B) the aggregate Principal Amount Outstanding on all Classes of Notes of the Current Issuer as at the immediately preceding Payment Date (after taking into account principal payments on such Payment Date).

To the extent not repaid earlier, the full Principal Amount Outstanding on a Class of Current Issuer Notes will become due and payable on the final maturity date of that Class of Notes.

                                  SCHEDULE 5

          Current Issuer Cash Manager Representations and Warranties

The Current Issuer Cash Manager makes the following representations and warranties to each of the Mortgages Trustee, Funding and the Note Trustee:

1. Status: It is a public limited company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings, and it has the power to own its property and assets and to carry on its business as it is being conducted.

2. Powers and authority: It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of each of the Transaction Documents to which it is or will be a party, and each such Transaction Document has been duly executed and delivered by it.

3. Legal validity: Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation.

4. Non-conflict: The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents will not:

       (a) conflict with any document which is binding upon it or any of its assets;

       (b)  conflict with its constitutional documents; or

       (c) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

5. No litigation: It is not a party to any material litigation, arbitration or administrative proceedings and, to its knowledge, no material litigation, arbitration or administrative proceedings are pending or threatened against it.

6. Consents and Licenses: All governmental consents, licences and other approvals and authorisations required in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

7. Solvency: No Insolvency Event has occurred in respect of the Current Issuer Cash Manager, and the Current Issuer Cash Manager is not insolvent.

8. Financial Statements: The most recent financial statements of the Current Issuer Cash Manager:

       (a) were prepared in accordance with accounting principles generally accepted in England and Wales consistently applied;

       (b) disclose all liabilities (contingent or otherwise) and all unrealised and or anticipated losses of the Current Issuer Cash Manager; and

       (c) save as disclosed therein, give a true and fair view of the financial condition and operations of the Current Issuer Cash Manager during the relevant financial year.

9. No Adverse Change: Since the date as of which the most recent financial statements of the Current Issuer Cash Manager were stated to be prepared, there has been:

       (a) no significant change in the financial position of the Current Issuer Cash Manager; and

       (b) no material adverse change in the financial position or prospects of the Current Issuer Cash Manager.

10.    Ranking of Claims

       Under the laws of England and Wales in force as at the date of making this representation, claims against the Current Issuer Cash Manager under the Transaction Documents will rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, save those whose claims are preferred solely by any bankruptcy, liquidation or other similar laws of general application.

11.    Information in Prospectus and Offering Circular:

       All information in the Prospectus and the Offering Circular with regard to the Current Issuer Cash Manager are true and accurate in all material respects and not misleading in any material respect.

The Current Issuer Cash Manager has made all proper inquiries to ascertain and to verify the foregoing.

                                EXECUTION PAGE

The Current Issuer Cash Manager

Executed by
NORTHERN ROCK PLC
as follows:                                                     By
Signed for and on its behalf by one of its duly                   ----------------------------------------------
authorised attorneys/signatories                                  Duly Authorised Attorney/Signatory

                                                              Name
                                                                  ----------------------------------------------


The Current Issuer

Executed by
GRANITE MORTGAGES 03-1 PLC
as follows:                                                     By
Signed for and on its behalf by one of its duly                   ----------------------------------------------
authorised attorneys/signatories                                  Duly Authorised Attorney/Signatory

                                                              Name
                                                                  ----------------------------------------------


The Note Trustee

Executed by
THE BANK OF NEW YORK
as follows:                                                     By
Signed for and on its behalf by one of its duly                   ----------------------------------------------
authorised attorneys/signatories                                  Duly Authorised Attorney/Signatory

                                                              Name
                                                                  ----------------------------------------------